Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

December 31, 2023 (Audited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2023

- - - - - - - - - - -

Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2023, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

		December 31,
	Note	2023	2022
		U.S. dollars in thousands

ASSETS
NON-CURRENT ASSETS
Investments in investees		$1,135,916	$1,281,462
Restricted cash	e	6,231	20,888
		1,142,147	1,302,350
CURRENT ASSETS
Cash and cash equivalents	e	21,503	18,810
Restricted cash	e	28,849	—
Other assets		3,655	—
		54,007	18,810
Total assets		$1,196,154	$1,321,160

EQUITY		$772,166	$993,380

NON-CURRENT LIABILITIES
Bonds payable, net	b	301,180	316,276

CURRENT LIABILITIES
Accounts payable and accrued liabilities		6,029	5,759
Bonds payable	b	107,241	—
Other liabilities		—	2,630
Due to affiliates		9,538	3,115
		122,808	11,504
Total liabilities		423,988	327,780
Total equity and liabilities		$1,196,154	$1,321,160

The accompanying notes and additional information are an integral part of the condensed financial data.

March 31, 2024	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Year ended December 31,
	2023	2022	2021
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$(157,546)	$14,984	$146,798
Advisory fees to affiliate	(11,776)	(12,348)	(14,012)
General and administrative expenses	(2,039)	(4,100)	(4,776)
Operating (loss) income	(171,361)	(1,464)	128,010
Finance expense	(22,897)	(17,281)	(13,709)
Finance income	756	11	8
Foreign currency transaction (loss) gain, net	(18,712)	29,038	(7,446)
Net (loss) income	$(212,214)	$10,304	$106,863
Total comprehensive (loss) income	$(212,214)	$10,304	$106,863

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Years ended December 31,
	2023	2022	2021
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income for the period	$(212,214)	$10,304	$106,863
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share of loss (profit) from investees	157,546	(14,984)	(146,798)
Finance expense	22,897	17,281	13,709
Distribution from investees, net	3,712	11,948	53,904
Foreign currency transaction adjustments, net	18,712	(29,038)	7,446
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(1,709)	1,017	67
Restricted cash for operational expenditures	2,105	(14,404)	(283)
Due to Owner	6,908	551	(966)
Net cash (used in) provided by operating activities	(2,043)	(17,325)	33,942
Cash flows from investing activities
Investments in investees	—	—	—
Distribution (to) from investees, net	(15,712)	(16,885)	20,138
(Payments on) proceeds from foreign currency derivatives, net	(30,209)	—	1,198
Net cash (used in) provided by investing activities	(45,921)	(16,885)	21,336
Cash flows from financing activities
Proceeds from bonds	101,636	90,954	256,894
Payments of deferred financing costs	(4,223)	(1,930)	(6,121)
Principal payments on bonds	—	—	(264,089)
Interest paid	(20,879)	(12,835)	(8,363)
Release of restricted cash for debt service obligations	(18,267)	(1,877)	943
Distributions to Owner	(7,453)	(25,000)	(41,758)
Net cash provided by (used in) financing activities	50,814	49,312	(62,494)
Effect of exchange rate changes on cash and cash equivalents	(157)	(2,429)	1,397
Increase (decrease) in Cash and cash equivalents	2,693	12,673	(5,819)
Cash and cash equivalents, beginning of the period	18,810	6,137	11,956
Cash and cash equivalents, end of the period	$21,503	$18,810	$6,137

Supplemental Disclosure of Noncash Activities:
Distribution payable to Owner	$1,750	$—	$—

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
a.    BASIS OF PREPARATION
This separate financial information has been prepared in a condensed format as of December 31, 2023 and for the year then ended, in accordance with Regulation 9C of the Securities Regulations (Periodic and Immediate Reports), 1970. This separate financial information should be read in conjunction with the consolidated financial statements as of December 31, 2023.
As of December 31, 2023, the Company had a working capital shortfall of $68.8 million, primarily attributed to the bond principal payment maturing in the year following the date of the statement of financial position. There are no limitations on the Company's ability to withdraw funds from the investees. Accordingly, the Company and the board of directors does not view the working capital shortfall as a liquidity problem. Subsequent to December 31, 2023, the Company successfully made the bond principal payment of 388.1 million Israeli new Shekels ($106.6 million as of January 31, 2024) from distributions from investees.

b.    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Series B Bonds
The Series B Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2023, the Company was in compliance with all covenants under the deed of trust of the Series B Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2023 was $772.2 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; (iii) the Adjusted NOI was $69.3 million for the trailing twelve months ended December 31, 2023; and (iv) the consolidated scope of projects was $0 as of December 31, 2023.
Series C Bonds
In July 2023, the Company issued 340.3 million Israeli new Shekels of Series C bonds (the “Series C Bonds”) to Israeli investors pursuant to offerings registered with the Israeli Securities Authority. The Company issued additional Series C Bonds subsequent to the initial issuance and as of December 31, 2023, 360.0 million Israeli new Shekels ($99.5 million) were outstanding. The Series C Bonds have an equal level of security, pari passu, amongst themselves and between them and the initial Series C Bonds without any right of precedence or preference between any of them. The Series C Bonds mature on June 30, 2026 and are collateralized by real estate held by the investees.
The Series C Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); and (iii) the Loan to Collateral Ratio shall not exceed 75%. As of December 31, 2023, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2023 was $772.2 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; and (iii) the Loan to Collateral Ratio was 48% for the trailing twelve months ended December 31, 2023.

c.    TAXES
According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”). Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount is not material as of December 31, 2023 and 2022.

d.    DIVIDENDS
During the years ended December 31, 2023, 2022 and 2021, the Company declared distributions in the aggregate of $9.0 million, $25.0 million, and $30.0 million to the Owner, respectively.

As of December 31, 2023 and 2022, the Company had $1.8 million and $0 of distribution payable to the Owner, respectively.

e.    CASH AND RESTRICTED CASH
As of December 31, 2023, the Company held 67.7 million Israeli new Shekels ($18.7 million) and $6.4 million in cash and cash equivalents in the accompanying consolidated statements of financial position and 91.5 million Israeli new Shekels ($25.3 million) and $6.2 million in restricted cash.

As of December 31, 2022, the Company held 64.9 million Israeli new Shekels ($18.5 million) and $0.3 million in cash and cash equivalents in the accompanying consolidated statements of financial position and 48.8 million Israeli new Shekels ($13.9 million) and $7.0 million in restricted cash.

f.    SUBSEQUENT EVENTS
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series B Bond Payment
On January 31, 2024, the Company made the first principal installment payment of 388.1 million Israeli new Shekels ($106.6 million as of January 31, 2024) in connection with the Company’s Series B bonds. Subsequent to the first installment payment, two additional Series B bond installments remain, each, due on January 31, 2025 and 2026, respectively.

- - - - - - - - - - - - - - - - - -